As filed with the Securities and Exchange Commission on April 10, 2008

                                                             File No. 333-143935
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A5

                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                               ADS IN MOTION, INC.
                 (Name of Small Business Issuer in its Charter)

         Delaware                                 7310                             95-4856713
(State or other Jurisdiction of        (Primary Standard Industrial             (IRS Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

                               ADS IN MOTION, INC.
                               4139 Corral Canyon
                                 Bonita CA 91902
                       (619) 200-6769 Fax: (619) 267-0452
(Address of Principal Place of Business or Intended Principal Place of Business)

                               Edward F. Myers III
                               ADS IN MOTION, INC.
                               4139 Corral Canyon
                                 Bonita CA 91902
                     Phone (619) 200-6769 Fax (619) 267-0542
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                              "S" Douglas Henderson
                             4221 South Allison St.
                                Lakewood CO 80235
                     Phone (303) 980-8833 Fax (303) 985-1008

Approximate date of commencement of proposed sale to the public. As soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an Accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of                         Proposed          Proposed
Securities          Amount         Maximum           Maximum          Amount of
  to be             to be       Offering Price      Aggregate       Registration
Registered        Registered      Per Share       Offering Price        Fee
--------------------------------------------------------------------------------
Common Stock        443,000          N/A               N/A            $0.04(1)
================================================================================

(1) Calculated pursuant to Rule 457(f).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                 443,000 SHARES

                                       of
                               ADS IN MOTION, INC.

                                  COMMON STOCK


All of the shares of ADS IN MOTION, INC. ("the Company") offered hereby are being offered to the public by Travers International, Inc. through its selling Shareholders who have received their shares as a dividend from Travers International Inc. These Shareholders are considered underwriters. Travers International, Inc., owns 500,000 shares of the common stock of ADS IN MOTION, INC., a Delaware Corporation. Travers International, Inc., will distribute to its shareholders 443,000 shares of its Ads in Motion common stock (see "Distribution"). The Company is filing this registration statement to register the issuance of the 443,000 shares by Travers as a dividend to its shareholders. The distribution will be made to holders of record of Travers International, Inc., stock as of the close of business on May 31, 2007, on the basis of one share of Ads in Motion's common stock for each one share of Travers International, Inc., common stock held. Preferred Class A shares of Travers will receive 20 shares of Ads in Motion common stock for each share of Travers Preferred Class A stock. The 443,000 shares of the common stock distributed to Travers International, Inc., shareholders will represent approximately 4.6% of all the issued and outstanding shares of the common stock of the Company. Travers International, Inc., acquired the 500,000 shares of the common stock of Ads in Motion on December 7, 2005, for $50. After the distribution, a shareholder of Ads in Motion, "S" Douglas Henderson, will control approximately 84% of the outstanding common stock.


Neither Ads in Motion nor Travers will receive any proceeds since no consideration will be paid to Travers or Ads in Motion in connection with the distribution or sale of these shares.

The selling stockholders named in this prospectus are offering the 443,000 shares of common stock of Ads in Motion, Inc. ("Company") offered through this prospectus. Ads in Motion has set an offering price for these securities of $0.01 per share of its common stock offered through this prospectus.


                                                                 Proceeds to
                                                            Selling Stockholders
                                                               Before Expenses
                Offering Price         Commissions             and Commissions
                --------------         -----------             ---------------
Per Share           $ 0.01            Not Applicable               $ 0.01

Total               $4,430            Not Applicable               $4,430


Ads in Motion is not selling any shares of its common stock in this Offering and therefore will not receive any proceeds from this Offering.


The Company's common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share for the duration of this offering Although the Company intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Ads in Motion, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity in an unrelated industry.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain a loss of their entire investment (see "Risk Factors" on Page 5).

This Offering will terminate six months after this prospectus is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

For purposes of qualifying pursuant to a Registration Statement filed on Form S-1, the Company has placed an aggregate value on the 443,000 Shares of $293 or $0.00058 per share (see "Determination of Offering Price").


Travers International, Inc. and the selling Shareholder's are considered underwriters.


The date of this Prospectus is

Ads in Motion is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the distribution. It is the intention of Ads in Motion to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.

                                TABLE OF CONTENTS

         PROSPECTUS SUMMARY..........................................   4
         OUR COMPANY. ...............................................   4
         THE OFFERING ...............................................   4
         SUMMARY FINANCIAL STATUS ...................................   5
         RISK FACTORS ...............................................   5
         THE DISTRIBUTION ...........................................   9
         DETERMINATION OF OFFERING PRICE ............................  13
         MANAGEMENT'S DISCUSSION AND ANALYSIS .......................  19
         BUSINESS ...................................................  21
         MANAGEMENT .................................................  23
         PRINCIPAL SHAREHOLDERS .....................................  24
         CERTAIN TRANSACTIONS .......................................  24
         DESCRIPTION OF SECURITIES ..................................  24
         PENNY STOCK RULES ..........................................  25
         LEGAL MATTERS ..............................................  27
         EXPERTS ....................................................  27

                               PROSPECTUS SUMMARY

This entire Prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information in other places of the Prospectus. Unless the context requires otherwise, 'we,' 'us,' 'our,' and similar terms refer to ADS IN MOTION, INC.

                                   OUR COMPANY

Ads in Motion was incorporated in Delaware on April 4, 2001. Our address and telephone numbers are 4139 Corral Canyon, Bonita CA 91902; (619) 200-6769, Fax
(619) 267-0452. Ads in Motion is using the concept of an advertising service for businesses within a more-than-one-story office building to display promotional advertising on a TV monitor inside the building's elevators. A TV screen mounted inside a passenger elevator has an immediate captive audience and the advertising would principally be for businesses or professional offices within that building. Only a test installation has taken place. The Company is also developing advertising on a mobile van. The Van displays a video screen and may be seen while traveling from place to place. The advertising on the screen may be changed at will.

Ads in Motion, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity in an unrelated industry.

Ads in Motion's service is not yet commercially available.

                                  THE OFFERING


Securities Offered (1)       This prospectus covers the distribution as a
                             dividend of 443,000 shares of common stock of Ads in Motion, Inc.by Travers International, Inc.,
                             Inc., which constitutes approximately 4.6% of the common stock and the subsequent sale to the public through the selling Shareholders who are considered underwriters.


The distribution will be made to holders of record of Travers International, Inc., stock as of the close of business on May 31, 2007, on the basis of one share of Ads in Motion's common stock for each one share of Travers International, Inc., common stock held. Preferred Class A shares of Travers will receive 20 shares of Ads in Motion common stock for each share of Travers Preferred Class A stock.

Number of Shares of Common
 Stock Outstanding:          9,530,000 shares

Risk Factors:                The shares of the common stock involve a high
                             degree of risk. Holders should review carefully and consider the factors described in "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

The following tables set forth for the periods indicated selected financial information for ADS IN MOTION, INC.

SUMMARY BALANCE SHEET DATA:

                            Year End       Year End            Quarter Ending
                             May 31,        May 31,              November 30,
                              2007           2006           2007           2006
                              ----           ----           ----           ----

Current Assets:              $3,664          $  0          $4,446          $  0
Other Assets:                $1,314          $  0          $1,246          $  0
Total Assets:                $4,978          $  0          $5,624          $  0

Total Liabilities:                0          $  0          $4,057          $  0
Shareholders Equity          $4,978          $  0          $1,507          $  0

SUMMARY STATEMENT OF OPERATIONS DATA

                            Year End       Year End            Quarter Ending
                             May 31,        May 31,             November 30,
                              2007           2006           2007           2006
                              ----           ----           ----           ----

Total Income                 $   0         $    0          $     0         $  0
Net Loss                     $ (41)        $ (100)         $(2,358)        $  0

Ads in Motion has been in the development stage since May of 2007 and has been actively involved in the development of its services and studying marketing potential.

                                  RISK FACTORS

Purchasers of Ads in Motion's common stock and recipients of the Distribution described here should carefully consider the following factors, which make Ads in Motion's common stock a high-risk security.

(1) Ads in Motion is a start-up company and subject to all the risks of a new business, thus risks to the investor.

     The company is very small and only recently has it begun exploring development of these two types of services and their desirability for advertisers. Since the concepts are relatively new, very little is known of their feasibility or potential revenues. Because we are just starting the development, the investor is at risk that this new business will not be able to make a profit, or take a very long time to accomplish that.

(2) Lack of experience in the advertising business may result in unsatisfactory management resulting in little or no profits.

     No history in operating an advertising service may risk investor funds due to the inexperience of the officers and directors who are making business decisions. This lack of experience may result in an inability to run a successful business. There is no assurance that Ads in Motion will ever produce earnings (see "Business" and "Management.").

(3) Additional funds may be needed and may not be able to be raised, resulting in the company being unable to operate.

     The balance sheet for the Quarter ended November 30, 2007, shows a stockholders' equity of only $1,624 and working capital of only $4,446. We estimate sufficient funds for approximately 12 months of current operations. Thus, we may need to raise additional capital, and there is no assurance that we will be able to raise sufficient capital for continuing needs.

     While Ads in Motion intends to sell its services to existing office buildings in the San Diego County area and other businesses which might benefit from mobile ads and will have minimal related costs, there is no assurance of sufficient advertising revenues to make a viable business. There can be no assurance that we will be successful in achieving the objectives.

     Themanagement of Ads in Motion intends to pursue its business plan fully, but if the business proves unfeasible, or sufficient monies cannot be raised, the company's management and major shareholders may pursue a new business plan or partner with another company, if they feel it is in the best interests of the shareholders. The minority shareholders will not have a vote in this decision.

     As of this date, Ads in Motion product and service line is only a concept with an experimental location and an experimental mobile facility. No contracts have been signed with building managers or business owners, and there is no assurance that contracts will be forthcoming. A monitor has been installed in an elevator in a small local medical office building and a flat screen monitor has been installed in the rear of a van with computer hookup capability.

(4) Little Beta testing has been done. Prototypes have been produced in one location and on one vehicle. Other office buildings in other cities already display such video advertising in their elevators, though there are none to our knowledge in San Diego. In the case of the mobile advertising by flat screen TV in the rear of a vehicle, somewhat similar advertising has been observed, but they are mechanical in nature and not nearly as flexible as our concept. This type of competition however, may prove more than Ads in Motion can surmount. We have installed a unit in one elevator in one office building. The cost of the advertising has not yet been determined, and it may not be reasonable for businesses or professions to use them or benefit from sufficient exposure. Ads in Motion will rely, at least initially, on its own soliciting of advertisers and may not have sufficient experience to accomplish any sizeable quantity of interested advertisers. If the price of the service cannot be at a competitive level with other sources of advertising, then there could be too few sales and the investor may lose the money invested.

(5)  Our market study may prove incorrect about the desirability of the service.

     The evaluation of the Company's services has been done solely by its officers and directors. No independent analysis or study of its services has been done by anyone engaged by Ads in Motion. Minimal market research has been done by a company shareholder in Vancouver, BC, where a similar product/service is used in more than 150 elevators in office buildings. The Company also surveyed the office buildings in San Diego, California, and met with three companies which manage high-rise office buildings in San Diego. The investor is at risk if the company's studies have overestimated the service's marketability in the U.S. and as compared to Canada.

     In the case of the mobile advertising concept, no actual market study has been made, except observation that the captive audience traveling by car and forced to observe what is ahead of him in traffic may be an untapped audience.

(6) Potential liabilities from use of displays. We are liable for the safety of passengers in the elevator in relation to the TV monitor and cannot completely guarantee passenger safety at all times, thus the risk of injury and lawsuit. Our vehicles may cause traffic problems for which the Company may be liable.

     Although we cannot foresee any specific dangers, we are not insulated from the possibility of a law suit arising from the existence of our product in an elevator. There may also be a risk of theft of the monitor, though it is the intent to secure it well. The Company presently has no liability or theft insurance coverage. We believe that this is appropriate at present considering the nature of the service and the stage of development. There can be no assurance that this decision will not result in consequent loss to us and, therefore, to the investor (see "Business").

     In the case of the vehicle advertising, there may be some liability if the visual display is sufficiently distracting as to cause a motorist to not be a safe driver. There may be also in the future legal restrictions on such vehicular advertising.

(7) Ads in Motion is completely dependent on its management for the service development, thus the talent base is very slim.

     The current management is the only personnel available to develop the service, and it is probable that we would not have sufficient capital to hire personnel to continue the development of the service should management for any reason cease or be unable to continue to work. Without personnel to replace officer and director management, the company could not continue to operate. The present management acquired its controlling interest in Ads in Motion on May 9, 2007 (see "Certain Transactions").

(8) The investor has no say in the management of the company, being unable to rescue the company from failure due to poor management.

     A shareholder "S" Douglas Henderson owns 84% of the company's common stock and will be in a position to continue to control Ads in Motion. Such close control may be risky to the investor because the entire company's operation is dependent on a very few people who could lose their ability, or interest, in pursuing the company's operation.

(9)  No cash dividends are anticipated in the foreseeable future.

     Since Ads in Motion does not anticipate that it will pay dividends, the investor will only profit by the increase in value of his shares. Our profits, if any, during the next several years, will necessarily be used to develop and possibly expand the service lines and business.

(10) There is no market for the common stock, thus investment is very illiquid.

     Even after the distribution of the shares, there is no assurance a market will develop. The common stock will not initially be traded on NASDAQ or any Securities Exchange, which may result in the risk of minimal liquidity of the investment.

(11) Loss of control by common stock shareholders due to Preferred Shareholder rights.

     Rights of preferred shareholders could potentially create an anti-takeover effect, which could be a disadvantage for common stock holders to profit from a possibly lucrative buy-out arrangement. The Company is authorized to issue 20,000,000 shares of $0.001 par value preferred stock with the rights, preferences, privileges, and restrictions thereof to be determined by the Board of Directors of Ads in Motion. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of Ads in Motion as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.

(12) Lack of a Patent could result in competition.

     We have elected not to pursue a patent at this time until further development of the company's potential is explored. There is risk that the service will be seen and copied and we will lose the competitive edge.

(13) Management's involvement in other companies may result in insufficient time spent to operate a successful business.

     The Company's officers and directors are involved with other businesses. While these businesses are not similar to Ads in Motion, they could compete for management's time and energies. Each officer will be able to spend approximately 4-5 hours per week on this company at this time. This amount of time is deemed sufficient at this time and can be expanded as needed.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders

             THE DIVIDEND DISTRIBUTION BY TRAVERS INTERNATIONAL INC.

GENERAL

Approximately 5.2% of the outstanding common stock of Ads in Motion is presently owned by Travers International, Inc. Travers International, Inc., is primarily a business and financial consulting company specializing in the formation of small businesses regarding capitalization and business structure. Travers International, Inc., shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of Travers International, Inc., in order to receive our common stock.

The major shareholders of Travers are, by voting percentage:

Howard H. Hendricks      45%
Michael Page             45%

The following table shows the Ads in Motion common stock ownership of Travers Class A Preferred shareholders before and after the distribution.

                             Common                Common               Common
Shareholder            before distribution    after distribution     % ownership
-----------            -------------------    ------------------     -----------

Michael Page                  None                 150,000               1.57
Howard H. Hendricks           None                 150,000               1.57


MANNER AND PLAN OF DISTRIBUTION

Ads in Motion, Inc. is offering 443,000 shares to the public through the selling shareholders. The Company is filing this registration statement to register the issuance of the 443,000 shares by Travers as a dividend to its shareholders.

Pursuant to the plan of distribution, Travers International, Inc., will distribute to its shareholders 443,000 shares of the common stock of Ads in Motion. One share of Ads in Motion for each one share of Travers International, Inc., common stock held of record as of May 31, 2007, and 20 shares of Ads in Motion for each one share of Travers Preferred Class A shares held as of May 31, 2007. Fractional shares will be rounded up to the next full share. On May 31, 2007, Travers International, Inc., had issued and outstanding approximately 180,000 common shares and 15,000 Preferred Class A shares. On May 31, 2007, Travers International, Inc., had approximately 150 shareholders of record. Shares of Ads in Motion will be mailed to Travers International, Inc. shareholders.


TAX CONSEQUENCES OF TRAVERS INTERNATIONAL, INC., DISTRIBUTION

Ads in Motion believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local, and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local, and foreign tax laws.

Travers International, Inc., will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Travers' tax basis in the common stock distributed in the distribution and the fair market value of that stock.

As a result of Travers International, Inc., having no current or accumulated earnings and profits allocable to the distribution, no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Travers Inc., stockholder will have a tax basis in Ads in Motion's common stock distributed equally to the fair market value of the common stock distributed on the distribution date. The distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Travers International, Inc., common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of shares of Ads in Motion's common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain federal income tax consequences of the distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.

            EACH TRAVERS INTERNATIONAL, INC., SHAREHOLDER IS ADVISED
          TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY
                      THAT MAY ARISE FROM THIS DISTRIBUTION

Above based on tax opinion provided by Karen A. Batcher, Esquire.

BLUE SKY LAWS

This Distribution is not being made in any jurisdictions of the United States in which this distribution would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Only shareholders of Travers, Inc., residing in the states set forth below may obtain the shares pursuant to the Distribution. Ads in Motion initially selected the jurisdictions in which shareholders may participate in the distribution after determining from the shareholder records of Travers International, Inc., and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE OF THE UNITED STATES OF AMERICA NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

CALIFORNIA

This Prospectus will be delivered to those Shareholders of Travers International, Inc., eligible to participate in this Distribution.

NON-US RESIDENTS

Those Travers shareholders residing outside the United States of America will be eligible to receive the distribution.

This Prospectus relates to the shares received in the distribution to the Travers International, Inc., shareholders. The distribution of the Company's common stock will be made to Travers International, Inc., shareholders without any consideration being paid and without any exchange of shares by the shareholders of Travers International, Inc. Neither Travers International, Inc., nor the Company, will receive any proceeds from the distribution by Travers International, Inc., of such shares of the Company's common stock, nor from the sale of any such shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each Travers International, Inc., shareholder of record on May 31, 2007, together with the certificate representing the number of the Ads in Motion shares to which he is entitled. Persons wishing to evaluate the Ads in Motion shares being distributed to them should review this Prospectus carefully.

REASON FOR THE DISTRIBUTION

The Board of Directors of Travers International, Inc. has decided that the shares of Ads in Motion in the hands of individual shareholders will provide more value to the Travers International, Inc. shareholders than if corporately owned. If at some future date the shares of Ads in Motion are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded, or if so, whether the market will provide any particular return to the shareholder.

COSTS OF DISTRIBUTION

Ads in Motion estimates that the total cost of the distribution will be approximately $7,510. Travers International, Inc. has agreed to pay all such costs except the audit.

                          THE OFFERING BY SHAREHOLDERS

                                  THE OFFERING

THE ISSUER:                      Ads in Motion, Inc.


SELLING SECURITY HOLDERS:        The selling shareholders will receive their
                                 shares as a dividend from Travers
                                 International, Inc. as described in this prospectus. The Shareholders have not paid for this stock

SECURITIES BEING OFFERED:        Up to 443,000 shares of our common stock, par
                                 value $0.001 per share.

OFFERING PRICE:                  The offering price of the common stock is
                                 $0.01.

DURATION OF OFFERING:            This offering will terminate six months after
                                 this prospectus is declared effective by the SEC.

MINIMUM NUMBER OF SHARES TO BE
SOLD IN THIS OFFERING:           None.

COMMON STOCK OUTSTANDING
BEFORE AND AFTER THE OFFERING:   9,530,000 shares of our common stock are issued
                                 and outstanding as of the date of this
                                 prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

USE OF PROCEEDS:                 We will not receive any proceeds from the sale
                                 of the common stock by the selling
                                 stockholders.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is not currently a public market for our common stock. After the distribution is complete, we intend to request trading on the OTCBB (Over the Counter Bulletin Board). We cannot assure you as to the price at which our common stock might trade after the distribution date or whether or not Ads in Motion can qualify for listing. Listing requirements include being a reporting company under the Securities Exchange Act of 1934 and having all required reports current. Upon the distribution of the shares of this offering Ads in Motion will be a reporting company and may apply to the NASD (National Association of Securities Dealers) for listing. Ads in Motion has not discussed market making with any broker-dealer.

Prior to the distribution, there were three common shareholders. After the distribution, there will be 153 shareholders of common equity.

There are no securities subject to outstanding warrants or options to purchase common stock.

We have never distributed dividends; and, since we are a development company, we do not foresee doing so in the future.

There are 9,530,000 common shares that could be sold under Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Ads in Motion's common stock. No shares, other than the 500,000 shares which are the subject of this registration may be sold free of restriction. All shares other than the 500,000 to be distributed are held by affiliates and subject to the restrictions of Rule 144.

            DETERMINATION OF OFFERING PRICE FOR DIVIDEND DISTRIBUTION


Since the distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of Ads in Motion. For the purpose of computing the instant registration fee, Ads in Motion and Travers have set the price per share at $0.00058 per common share, which was the book value on May 31, 2007. According to this calculation the total price for the 443,000 shares is $292. Such price has no relationship to Ads in Motion's results of operations and may not reflect the true value of such Common stock.


                 DETERMINATION OF OFFERING PRICE BY SHAREHOLDERS

The $0.01 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of 1,000,000 shares of our common stock which was completed on September 30, 2007 at a price of $0.005per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                            SELLING SECURITY HOLDERS

Travers International, Inc. is offering through the selling stockholders named in this prospectus all of the 443,000 shares of common stock offered through this prospectus. The selling stockholders acquired their shares of our common stock offered through this prospectus as a dividend from Travers International, Inc.

The following table provides as of January 30, 2008 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

     1. the number of shares beneficially owned by each prior to this Offering;
     2.   the total number of shares that are to be offered by each;
     3. the total number of shares that will be beneficially owned by each upon completion of the Offering;
     4.   the percentage owned by each upon completion of the Offering; and
     5. the identity of the beneficial holder of any entity that owns the shares.

                                          Beneficial Ownership                             Beneficial Ownership
                                           Before Offering (1)                               After Offering (1)
                                      ----------------------------                       -------------------------
                                                                          Number of
     Name of                          Number of                          Shares Being    Number of
Selling Stockholder (1)                 Shares         Percent (2)         Offered        Shares       Percent (2)
-----------------------                 ------         -----------         -------        ------       -----------
David Alpert                            1,000              *                1,000           NIL            *
Trish Alpert                            1,000              *                1,000           NIL            *
Robert Berk                             1,000              *                1,000           NIL            *
Carol Bradford                          1,000              *                1,000           NIL            *
Maureen Brogan                          1,000              *                1,000           NIL            *
Robert Bryson                           1,000              *                1,000           NIL            *
Robert Cass                             1,000              *                1,000           NIL            *
Ilyas Chaudhary                         1,000              *                1,000           NIL            *
Elizabeth Coldicutt                     1,000              *                1,000           NIL            *
Peter Darnell                           1,000              *                1,000           NIL            *
George Farrand                          1,000              *                1,000           NIL            *
Linda Farrell                           1,000              *                1,000           NIL            *
Dal Grauer                              1,000              *                1,000           NIL            *
Ursula Grauer                           1,000              *                1,000           NIL            *
Christopher Greenwood                   1,000              *                1,000           NIL            *
Geoffrey Greenwood                      1,000              *                1,000           NIL            *
Carol Hannon                            1,000              *                1,000           NIL            *
Leroy Hannon                            1,000              *                1,000           NIL            *
Malcolm Hargrove                        1,000              *                1,000           NIL            *
Charlotte Hayes                         1,000              *                1,000           NIL            *
Jack Hayes                              1,000              *                1,000           NIL            *
Adrienne Humphries                      1,000              *                1,000           NIL            *
Kirk Wilson                             1,000              *                1,000           NIL            *
Sarah Pollard                           1,000              *                1,000           NIL            *
Paul Pursehouse                         1,000              *                1,000           NIL            *
Emmanuel Renoir                         1,000              *                1,000           NIL            *
Katrine Renoir                          1,000              *                1,000           NIL            *
John Roes                               1,000              *                1,000           NIL            *
Phyllis Russell                         1,000              *                1,000           NIL            *
Milorad Savic                           1,000              *                1,000           NIL            *
Pierre Augereau                         1,000              *                1,000           NIL            *
Rhona Augereau                          1,000              *                1,000           NIL            *
Rudy Bader                              1,000              *                1,000           NIL            *
Bob Bellows                             1,000              *                1,000           NIL            *
Norm Blair                              1,000              *                1,000           NIL            *
John Bracey                             1,000              *                1,000           NIL            *
Katherine Bracey                        1,000              *                1,000           NIL            *
Jill Butterworth                        1,000              *                1,000           NIL            *
Marla Christopher                       1,000              *                1,000           NIL            *
Claire Ciccozzi                         1,000              *                1,000           NIL            *
Gary Ciccozzi                           1,000              *                1,000           NIL            *
Andrew Coldicutt                        1,000              *                1,000           NIL            *
Christopher Coldicutt                   1,000              *                1,000           NIL            *

Patti Coldicutt                         1,000              *                1,000           NIL            *
Chris Dyakowski                         1,000              *                1,000           NIL            *
Maureen Elliott                         1,000              *                1,000           NIL            *
Steve Grauer                            1,000              *                1,000           NIL            *
Justin Harcourt                         1,000              *                1,000           NIL            *
Dean Husarik                            1,000              *                1,000           NIL            *
Tammy Klashinsky                        1,000              *                1,000           NIL            *
Jan Klose                               1,000              *                1,000           NIL            *
Alexander Korolyk                       1,000              *                1,000           NIL            *
Joanne Kotsiris                         1,000              *                1,000           NIL            *
Ashraf Mithani                          1,000              *                1,000           NIL            *
Peter Lamb                              1,000              *                1,000           NIL            *
Kelly Lohn                              1,000              *                1,000           NIL            *
Dan Maarsman                            1,000              *                1,000           NIL            *
Francoise Otto                          1,000              *                1,000           NIL            *
Troy Otto                               1,000              *                1,000           NIL            *
Andre Padovani                          1,000              *                1,000           NIL            *
Michan Padovani                         1,000              *                1,000           NIL            *
Tom Russell                             1,000              *                1,000           NIL            *
Page Samis-Hill                         1,000              *                1,000           NIL            *
William Schmidt                         1,000              *                1,000           NIL            *
Barbara Shankoff                        1,000              *                1,000           NIL            *
Maryann Shoemaker                       1,000              *                1,000           NIL            *
Scott Shoemaker                         1,000              *                1,000           NIL            *
Terry Sklavenitis                       1,000              *                1,000           NIL            *
Steve Sobolewski                        1,000              *                1,000           NIL            *
Gary Stannell                           1,000              *                1,000           NIL            *
Brian Teghtsoonian                      1,000              *                1,000           NIL            *
KC Tsirigotis                           1,000              *                1,000           NIL            *
Robert Tsuida                           1,000              *                1,000           NIL            *
Jack Upton                              1,000              *                1,000           NIL            *
Bevan Wilson                            1,000              *                1,000           NIL            *
Jan Wilson                              1,000              *                1,000           NIL            *
Robert Woods                            1,000              *                1,000           NIL            *
Lee Wright                              1,000              *                1,000           NIL            *
Simon Burgess                           1,000              *                1,000           NIL            *
Fred Chambers                           1,000              *                1,000           NIL            *
Charlie Clark                           1,000              *                1,000           NIL            *
Gwen Constable                          1,000              *                1,000           NIL            *
Maureen Constable                       1,000              *                1,000           NIL            *
Roger Constable                         1,000              *                1,000           NIL            *
David Corfield                          1,000              *                1,000           NIL            *
Heather Corfield                        1,000              *                1,000           NIL            *
Janice Corfield                         1,000              *                1,000           NIL            *
Duncan Craddock                         1,000              *                1,000           NIL            *
Hannah Craddock                         1,000              *                1,000           NIL            *
Lydia Craddock                          1,000              *                1,000           NIL            *
Michael Craddock                        1,000              *                1,000           NIL            *
Milly Craddock                          1,000              *                1,000           NIL            *
Susan Craddock                          1,000              *                1,000           NIL            *

Philly Dale                             1,000              *                1,000           NIL            *
Alex Davies                             1,000              *                1,000           NIL            *
Felicity Davies                         1,000              *                1,000           NIL            *
Helen Davies                            1,000              *                1,000           NIL            *
Michael Davies                          1,000              *                1,000           NIL            *
Owen Davies                             1,000              *                1,000           NIL            *
Gordon Doble                            1,000              *                1,000           NIL            *
Alistar Elkes-Jones                     1,000              *                1,000           NIL            *
Lavinia Elkes-Jones                     1,000              *                1,000           NIL            *
Fred Foster                             1,000              *                1,000           NIL            *
Kenneth Foster                          1,000              *                1,000           NIL            *
Sally Ann Foster                        1,000              *                1,000           NIL            *
Sheelagh Foster                         1,000              *                1,000           NIL            *
Basil Fraser                            1,000              *                1,000           NIL            *
Alex Fullard                            1,000              *                1,000           NIL            *
Cloe Gill                               1,000              *                1,000           NIL            *
John Griffiths                          1,000              *                1,000           NIL            *
Joy Griffiths                           1,000              *                1,000           NIL            *
Michael Harris                          1,000              *                1,000           NIL            *
Jean Howell                             1,000              *                1,000           NIL            *
Leslie Howell                           1,000              *                1,000           NIL            *
Dorothy Kyte                            1,000              *                1,000           NIL            *
Margaret Law                            1,000              *                1,000           NIL            *
Phillip Law                             1,000              *                1,000           NIL            *
Richard Lee                             1,000              *                1,000           NIL            *
Bernadette Leonard                      1,000              *                1,000           NIL            *
Margaret Leonard                        1,000              *                1,000           NIL            *
Natalie Leonard                         1,000              *                1,000           NIL            *
Ryan Leonard                            1,000              *                1,000           NIL            *
Marla Loftus                            1,000              *                1,000           NIL            *
Andrew Mair                             1,000              *                1,000           NIL            *
Iris Mair                               1,000              *                1,000           NIL            *
Roy Marralt                             1,000              *                1,000           NIL            *
Tony McRae                              1,000              *                1,000           NIL            *
Wendy McRae                             1,000              *                1,000           NIL            *
Robert Parry                            1,000              *                1,000           NIL            *
Ann Pursehouse                          1,000              *                1,000           NIL            *
Doug Pursehouse                         1,000              *                1,000           NIL            *
Edward Pursehouse                       1,000              *                1,000           NIL            *
Ruth Pursehouse                         1,000              *                1,000           NIL            *
Kirsty Rogers                           1,000              *                1,000           NIL            *
Barry Smith                             1,000              *                1,000           NIL            *
Harry Southhall                         1,000              *                1,000           NIL            *
Jennifer Southhall                      1,000              *                1,000           NIL            *
Debbie Sutton                           1,000              *                1,000           NIL            *
Ann Turner                              1,000              *                1,000           NIL            *
Daniel Turner                           1,000              *                1,000           NIL            *
Mark Turner                             1,000              *                1,000           NIL            *
Nicholas Turner                         1,000              *                1,000           NIL            *
Brenda Watt                             1,000              *                1,000           NIL            *

Howard H. Hendricks                   150,000           1.57%             150,000           NIL            *
Michael Page                          150,000           1.57%             150,000           NIL            *
                                      -------           ----              -------
                TOTAL                 443,000           4.64%             443,000           NIL            *
                                      =======           ====              =======

NOTES

*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 9,530,000 common shares outstanding as of January 30, 2008 , plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

Except as disclosed above, none of the selling stockholders:

     (i) has had a material relationship with us other than as a stockholder at any time within the past three years; or
     (ii) has ever been one of our officers or directors.

                  PLAN OF DISTRIBUTION BY SELLING SHAREHOLDERS


This prospectus is part of a registration statement that enables the selling stockholders to sell their shares for a period of six months after this registration statement is declared effective. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:


     1. On such public markets as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share for the duration of this offering

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this offering are $7,500. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders is deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things


     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

           MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

CERTAIN FORWARD-LOOKING INFORMATION


Information provided in this prospectus filed on Form S-1 may contain forward-looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's services, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the S-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

CORPORATE HISTORY

The Company was incorporated in 2001 as Paradise Yoga Retreat , Inc. to take advantage of several then existing business opportunities. In 2005 the Company sold 500,000 shares to Travers International, Inc. The intent was to use an offering to the Travers' shareholders to finance business opportunities by making a registered rights offering to the Travers' shareholders. None of these business opportunities materialized. The Company remained relatively dormant until May 2007. From February 21, 2002 to January 30, 2005 EFM Venture Group, Inc. controlled approximately 45% of the voting stock of Travers and MyersII was president during this period. On January 30, 2005 MyersII resigned and EFM Venture Group, Inc. divested itself of its stock in Travers. Between Dec 7, 2005 and May 9, 2007 MyersII was president of Paradise Yoga Retreat, Inc., Now renamed Ads in Motion, Inc. He resigned when new management was elected on May 9, 2007. There are no common Officers, Directors or Stockholders between Travers International, Inc. and Ads in Motion, Inc.

Affiliate relationships, past and present among Travers International, Inc., Edward F. Myers II, Edward F. Myers III, EFM Venture Group, Inc. and Up & Down Video, Inc.

Travers Int. Inc.          EFM Venture Group, Inc.    Up & Down Video, Inc.
  Affiliates                     Affiliates                 Affiliates
  ----------                     ----------                 ----------

Edward F. Myers II*         Edward F. Myers II          Edward F. Myers II*
EFM Venture Group, Inc.*    Edward F. Myers III         Eugene Hill*
                            Up & Down Video*            Anita Hill*
                                                        EFM Venture Group, Inc.*

Ads in Motion, Inc.         Edward F. Myers II          Edward F. Myers III
  Affilitates                   Affiliates                  Affiliates
  -----------                   ----------                  ----------

Edward F. Myers II*         EFM Venture Group, Inc.     EFM Venture Group, Inc.
Gene Hill*                  Up & Down Video*            Ads in Motion, Inc.
Anita Hill*                 Ads in Motion, Inc.*
Edward F. Myers III         Travers Int. Inc.*
"S" Douglas Henderson

----------
* Past Affiliate relationship

Edward F. Myers II ("MyersII") originated the idea of advertising in elevators and established a corporation known as "Up & Down Video, Inc". and attempted to employ that business plan. MyersII contacted long time friends Gene and Anita Hill and asked if they would help with the project. They agreed to become officers and directors of the newly formed company. Anita Hill is an expert in word processing and helped with the preparation of the required documents. Gene Hill is an expert in cable video of the type to be used in the elevators. MyersII had been friends with Mr. and Mrs. Hill for over 50 years.


Subquently when Edward F. Myers III ("MyersIII") came to MyersII with the idea of video advertising on moving vehicles MyersII suggested that MyersIII start a new company for the purpose of raising capital and operating the business. MyersII further suggested that MyersIII approach family friends for further assistance and technical advice. He further suggested that if the Hill's had no objections he would utilize the general format of Up & Down Video, Inc. for Ads in Motion. The Hill's agreed to serve as officers and directors and technical advisors of the new project. MyersIII then established Ads in Motion, Inc. for the implementation of this venture. MyersIII sought out another old family friend Mr. "S" Douglas Henderson whom he had know for over 20 years. He further requested assistance for the financing of the Company and the operation of some further activities. Mr. Henderson agreed to provide MyersIII with the requested assistance. MyersIII took on the role of company manager and head of sales and marketing.

As of October 2007 Gene and Anita Hill have resigned as officers and directors of Ads in Motion. Mr. Hill has been retired for several years, Mrs. Hill has recently retired. They have a new motor home and are spending much of the year traveling away from San Diego. MyersIII has since been elected as a director and president of Ads in Motion, Inc. Beginning in June of 2007 Myers III began serving as general manager of the Company and has been instrumental in the development of the Company's beta test sites.

Ads in Motion has sufficient cash resources to operate at the present level of expenditure for the next 12 months. We estimate that we will need a minimum of $5,000 to keep the Company in operation for an additional 12 months. As of Novem0ber 30, 2007 the Company had a cash balance of $4,476. Ads in Motion may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company has no specific plans at present for raising additional capital.

The following are the projected future activities of the company in milestone format. The specific timing of each milestone will depend on the ability of Ads in Motion to raise capital, therefore these dates are estimates which may not be met.

MILESTONES:

     1.   Business plan for business was purchased from Eugene Hill.


     2. Installation of an advanced prototype into an elevator was completed in July of 2007. Installation of a flat screen TV in a mobile van was completed also in June 2007. Cost of elevator prototype installation was approximately $700 and the mobile van installation prototype was $1,500.
     3. Initial small market study to be carried out solely by Ads in Motion in November and December 2007.


     4. Development of a service brochure was completed in September 2007. Estimated cost $300. The brochure for vehicles was mailed in December 2007.
     5. Additional market study using brochures planned for late January or early spring 2008. Cost estimate $300.
     6. Mail brochures to office buildings in San Diego and follow up with telephone interviews by the end of December 2007- $500. Mail brochures to local businesses in a few suburban neighborhoods and follow up with a demonstration and visit.
     7. Developed list of manufacturers and assess pricing. Determine price, quantity, and delivery - November and December 2007.
     8. Place order for small initial order of equipment - April 2008. Cost will depend on information obtained in milestone 7.
     9. Spring of 2008. Market initial service to companies identified in milestones 5 and 6. Cost will depend on information from milestones 5 and 6 as to number of buildings.
     10. Determine future service and sales effort from information gained from initial sales effort. Depending on the size of the market and potential, Ads in Motion may need to obtain addition capital from loans or sale of additional equity.

In the next 12 months, Ads in Motion will pursue arrangements for the sale of its services. Revenues are expected late 2008, but no assurance can be given. A manufacturing source for the mounting brackets for elevators and the monitors has been found, and pricing and availability is being investigated. Flat-screen TVs are readily available. The holding frame to be installed in the vehicle has been built by a local fabricator and a prototype installed. Ads in Motion purchases the video screens systems for elevators from Ceiva, Inc. Initial placement of these services in appropriate outlets will take place in the third quarter of 2008 in San Diego County as a starting location (see "Business-History").


                                    BUSINESS

NATURE OF SERVICE:

The concept of elevator advertising is not completely new but has not, to the company directors' knowledge, been developed for general use in a typical city office building in San Diego County.

The concept of a flat screen in the rear of a traveling van with still "slide" advertising digitally produced, has, as far as the directors' know, not been produced or marketed.

Ads in Motion would install a TV monitor (with permission and cooperation from building manager and elevator maintenance company), and would secure and maintain that monitor. If there is more than one elevator in a building, more than one installation could take place.

The company would be responsible for soliciting advertising copy and pictures, if appropriate, from the businesses in the building, as well as national advertisers. The number of times the ad would run, how long, and the cost are still negotiable and flexible and under study by the Company.

Ads in Motion would then design an attractive short ad and produce it for viewing on the monitor. Timers would be set for duration of exposure. Ads could be changed on a daily basis, if needed. The ads can be changed by Ads in Motion over the Internet using a secure code.

Per-minute rates and repetitions have yet to be determined. Ads would be viewed many times in a day, repeating for a continual flow of passengers.

Ads in Motion has one commissioned salesperson who operates as an independent contractor. This salesperson will receive 10% of the gross value of any contract which they have signed.

PROTOTYPE INSTALLATION:

Ads in Motion has permission to install a system in a small two-story office building in Chula Vista, California. The tenants of the office building are mostly physicians, and there is a pharmacy on the ground floor.

To market the vehicle advertising, businesses will be solicited for a certain number of times their display is shown per day. The company will work with the business client to produce eye-catching wording with the flexibility of daily specials, special events or hours, entertainment figures, and a number of other possibilities. These ads would be controlled by a laptop computer in the van and would be mobile, especially in the evening hours when the ads would be more noticeable.

HISTORY:

Present Business Activities: We are preparing a market study with inquiries to appropriate types of businesses as to their opinion of the usefulness and marketability of this service. This market study is being done by Ads in Motion, without outside independent assistance. An initial prototype has been installed in the elevator at a medical office building in Chula Vista, California. The service is not commercially viable at this time.

COMPETITION:

When the company founders conceived the idea, they observed and inquired as to a similar service available to consumers in San Diego, California. No such service was found. It has been observed by a company shareholder that such a service is available in British Columbia, Canada.

While somewhat similar mobile advertising has been observed, this precise concept and its large variety of possible changes has not been observed, nor has the existence of any such service.

A company in San Diego, California, has announced that it will start pulling large inflatable signs behinds boats in San Diego Bay, starting in the Summer of 2007. The Company does not see this as direct competition.

PROPERTIES

Ads in Motion shares office with its President at no cost to the Company.

EMPLOYEES

All activities are carried out by the officers and directors. The Company has one salesperson who operates as an independent contractor and receives 10% of any contract received.

LEGAL PROCEEDINGS

Ads in Motion is not a party to any legal proceeding.

MANAGEMENT

The Executive Officers and Directors of the Company and their ages are as follows:

      Name                    Age              Position          Date Elected
      ----                    ---              --------          ------------

Edward F. Myers III            40              President        August 15, 2007
CFO, Director

"S" Douglas Henderson          66              Director         May 9, 2007
Secretary

Edward F. Myers III has been president and a director of Ads in Motion, Inc. since August 15, 2007. Mr. Myers has owned and operated "Myers Painting" a sole proprietorship for the last five years. Mr. Myers is a licensed painting contractor in the state of California. Since June of 2007 Mr. Myers has been the general manager of Ads in Motion, Inc. and has been involved in the setting up of the Company's beta test sights.

"S" Douglas Henderson has been a director of Ads in Motion since May 2007. Since 1998 until the present, he is Admissions Director, Senior Flight Instructor of San Diego Flight Training International, San Diego CA. Since July 2004, he has worked part time as an income tax preparer for H & R Block. Mr. Henderson is also part owner of J. Bright Henderson, Inc., a dealer in fine art.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

EXECUTIVE COMPENSATION

At present, Ads in Motion is operated by its Executive Officers and Directors at no compensation and no compensation has been paid to date. No Executive Officer or Director is expected to earn in excess of $50,000 in the foreseeable future. Ads in Motion has no pension or profit-sharing plan. Ads in Motion may change or increase salaries as Ads in Motion's profits and cash flow allow; however, there are no present plans to do so.

OPTIONS

There are no options outstanding.

                             PRINCIPAL SHAREHOLDERS


The following table sets forth, as of April 1, 2008, the name, address, and number of shares owned directly or beneficially by persons who own 5% or more of the company's common stock and by each executive officer and director and owner after the Distribution.


                                    Shares/Percent as       Shares/Percent after
Beneficial Owner                   of November 15, 2007       the Distribution
----------------                   --------------------       ----------------

"S" Douglas Henderson                 8,000,000 - 84%          8,000,000 - 84%
4221 South Allison St.
Lakewood CO  8023

Travers International, Inc.             500,000 - 5.2%                 0 - 0%
4190 Bonita Road
Bonita Ca, 91902

Edward F. Myers III                   1,000,000 - 10.5%        1,000,000 - 10.5%
4139 Corral Canyon
Bonita, CA  91902

All Executive Officers                9,000,000 - 94.4%        9,000,000 - 94.3%
and Directors as a Group (2) persons)

----------

(1) Based on 9,530,000 shares outstanding on April 1, 2008


                              CERTAIN TRANSACTIONS

On December 7, 2005, Ads in Motion (them named Paradise Yoga Retreats, Inc.) sold 500,000 shares of its common stock to Travers International, Inc. for $100.

On May 9, 2007, Ads in Motion sold 8,000,000 shares of common stock to "S". Douglas Henderson for a total of $5,000.

On May 9 2007, the Company issued 30,000 shares of common stock to Eugene Hill for a business plan. The 30,000 shares were valued at $18.75.

On August 31, 2007 the Company sold 1,000,000 shares of its common stock to Edward F. Myers III, the Company's sales manager, for the total amount to $5,000.

The above sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

                            DESCRIPTION OF SECURITIES

The authorized common stock of Ads in Motion consists of 80,000,000 shares (par value $0.0001 per share), of which 9,530,000 shares were outstanding on November 15, 2007. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares to be transferred in the Distribution will be, fully paid and non-assessable. As of November 15, 2007, Ads in Motion had four common shareholders.

Penny Stocks must, among other things:

     * Provide customers with a risk disclosure statement, setting forth certain specified information prior to a purchase transaction;
     * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
     * Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;

     * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
     * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of Penny Stock for:

     (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for 3 years);
     (ii) transactions in which the customer is an institutional accredited investor; and
     (iii) transactions that are not recommended by the broker-dealer.

                                PENNY STOCK RULES

The Securities and Exchange commission has adopted rule 15g-9, which established the definition of a "penny stock" for the purposes relevant to Ads in Motion as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     (1) that a broker or dealer approve a person's account for transactions in penny stocks: and
     (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     (1) obtain financial information and investment experience objectives of the person; and
     (2) make a reasonable determination that the transactions in penny stocks are suitable for that person, and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock:

     (1) a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,
     (2) sets forth the basis on which the broker or dealer made the suitability determination; and
     (3) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about:

     (1) the commissions payable to both the broker-dealer and the registered representative;
     (2)  current quotations for the securities;

     (3) the rights and remedies available to an investor in cases of fraud in penny stock transactions; and
     (4) monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PREFERRED STOCK

Ads in Motion is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.0001). The preferred stock may be issued in one or more series with such preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and qualifications, and rights as the Company's Board of Directors may determine.

As of November 15, 2007, there were no shares of preferred stock outstanding. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock, which could reduce the attractiveness of Ads in Motion as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

Limitation of Liability of Directors and Indemnification of Directors and Officers

The Certificate of Incorporation of Ads in Motion provides for indemnification of directors and officers of Ads in Motion as follows:

EIGHTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Law Section 145 provides that Ads in Motion may indemnify any officer or director who was made a party to a suit because of the Securities Act covering the common stock offered by this prospectus. This position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of Ads in Motion, except, in certain circumstances, for negligence or misconduct in the performance of his duty to Ads in Motion. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees.

                                  LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for Ads in Motion by Karen Batcher, Esquire. Tax opinion given by Karen Batcher, Esquire.

                                     EXPERTS

The financial statements of Ads in Motion for the periods from June 1, 2005, to May 31, 2006, June 1, 2006, to May 31, 2007, and related notes which are included in this Prospectus have been examined by Chang G. Park C.P.A., Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act covering the common stock offered by this Prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Ads in Motion and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
       * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465
                        * E-MAIL changgpark@gmail.com *
--------------------------------------------------------------------------------

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Ads In Motion, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Ads In Motion, Inc. (A Development Stage "Company") as of May 31, 2007 and 2006 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended and for the period from April 4, 2001 (inception) to May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ads In Motion, Inc. as of May 31, 2007 and 2006, and the results of its operation and its cash flows for the years then ended and for the period from April 4, 2001 (inception) to May 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park
-------------------------------
CHANG G. PARK, CPA

June 11, 2007
San Diego, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                    May 31,            May 31,
                                                                     2007               2006
                                                                   --------           --------
                                     ASSETS
CURRENT ASSETS
  Cash                                                             $  3,664           $     --
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  3,664                 --

NET FIXED ASSETS                                                      1,314                 --
                                                                   --------           --------

TOTAL ASSETS                                                       $  4,978           $     --
                                                                   ========           ========

            LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                 $     --           $     --
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                                --                 --

TOTAL LIABILITIES                                                        --                 --

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 80,000,000 shares
   authorized; 8,530,000 and 500,000 shares issued and
   outstanding as of May 31, 2007 and 2006, respectively)               853                 50
  Additional paid-in capital                                          4,266                 50
  Deficit accumulated during development stage                         (141)              (100)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                            4,978                 --
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  4,978           $     --
                                                                   ========           ========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                             April 4, 2001
                                                                                              (inception)
                                                     Year Ended           Year Ended            through
                                                       May 31,              May 31,              May 31,
                                                        2007                 2006                 2007
                                                     ----------           ----------           ----------
REVENUES
  Revenues                                           $       --           $       --           $       --
                                                     ----------           ----------           ----------
TOTAL REVENUES                                               --                   --                   --

COST OF GOODS SOLD
  Purchases                                                  --                   --                   --
                                                     ----------           ----------           ----------
TOTAL COSTS GOODS SOLD                                       --                   --                   --

GROSS PROFIT                                                 --                   --                   --

OPERATING EXPENSES
  Administrative Expenses                                    41                  100                  141
                                                     ----------           ----------           ----------
TOTAL OPERATING EXPENSES                                     41                  100                  141
                                                     ----------           ----------           ----------

NET INCOME (LOSS)                                    $      (41)          $     (100)          $     (141)
                                                     ==========           ==========           ==========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE          $    (0.00)          $    (0.00)
                                                     ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                            1,006,000              241,096
                                                     ==========           ==========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
               From April 4, 2001 (Inception) through May 31, 2007
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                        Accumulated
                                                              Common      Additional      During
                                               Common         Stock         Paid-in     Development
                                               Stock          Amount        Capital        Stage          Total
                                               -----          ------        -------        -----          -----
BALANCE, APRIL 4, 2001 (INCEPTION)                   --     $       --    $       --    $       --     $       --

BALANCE, MAY 31, 2001                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2002                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2003                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2004                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2005                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Stock issued for cash and service
on December 7, 2005 @ $0.002 per share          500,000             50            50                          100

Net lncome,  May 31, 2006                                                                     (100)          (100)
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2006                           500,000             50            50          (100)            --
                                             ----------     ----------    ----------    ----------     ----------
Stock issued for cash on May 9, 2007
 @ $0.000625 per share                        8,000,000            800         4,200                        5,000

Stock issued for service on May 9, 2007
 @ $0.000625 per share                           30,000              3            16                           19

Net loss,  May 31, 2007                                                                        (41)           (41)
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2007                         8,530,000     $      853    $    4,266    $     (141)         4,978
                                             ==========     ==========    ==========    ==========     ==========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                     April 4, 2001
                                                                                                      (inception)
                                                                 Year Ended         Year Ended          through
                                                                   May 31,            May 31,            May 31,
                                                                    2007               2006               2007
                                                                  --------           --------           --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $    (41)          $   (100)          $   (141)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    (Increase) decrease in depreciation                                 22                 --                 22
     Stock issued for services                                          19                 50                 69
   Changes in operating assets and liabilities:                         --                 --                 --
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           --                (50)               (50)

CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in equipment                                  (1,336)                --             (1,336)
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       (1,336)                --             (1,336)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                             5,000                 50              5,050
                                                                  --------           --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        5,000                 50              5,050
                                                                  --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                      3,664                 --              3,664

CASH AT BEGINNING OF YEAR                                               --                 --                 --
                                                                  --------           --------           --------

CASH AT END OF YEAR                                               $  3,664           $     --           $  3,664
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --           $     --
                                                                  ========           ========
  Income Taxes                                                    $     --           $     --
                                                                  ========           ========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                     (Formerly Paradise Yoga Retreats Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                              May 31, 2007 and 2006


NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Ads In Motion, Inc. (the Company) was incorporated under the laws of the State of Delaware on April 4, 2001. The Company has developed the concept of an advertising service for businesses within a mote-than-one story office building to display promotional advertising on a TV monitor inside the building's elevator. The Company is also developing advertising on a mobile van. The company changed its name from Paradise Yoga Retreats Inc. to Ads In Motion, Inc. on May 7, 2007

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives, 5 year.

D. REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"). The Company generates revenue from the sale of candles. SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller's price to the buyer is fixed and determinable; and (4) collectibility is reasonably assured. Amounts billed or received from customers in advance of performance are recorded as deferred revenue.

                               ADS IN MOTION, INC.
                     (Formerly Paradise Yoga Retreats Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                              May 31, 2007 and 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 4, 2001 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

G. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $141 during the period from April 4, 2001 (inception) through May 31, 2007. This

                               ADS IN MOTION, INC.
                     (Formerly Paradise Yoga Retreats Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                              May 31, 2007 and 2006


NOTE 3. GOING CONCERN (continued)

condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 May 31, 2007       May 31, 2006
                                                 ------------       ------------

     Equipment                                     $  1,336           $     --
                                                   --------           --------

           Total Fixed Assets                         1,336                 --

     Less: Accumulated Depreciation                     (22)                --
                                                   --------           --------

           Net Fixed Assets                           1,314                 --
                                                   ========           ========

Depreciation expenses for the year ended May 31, 2007 and 2006 were $22 and $-, respectively.

NOTE 6.   RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                               ADS IN MOTION, INC.
                     (Formerly Paradise Yoga Retreats Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                              May 31, 2007 and 2006


NOTE 7. NET OPERATING LOSSES

As of May 31, 2007, the Company has a net operating loss carryforwards of approximately $141. Net operating loss carryforward, expires twenty years from the date the loss was incurred.

NOTE 8. INCOME TAXES

                                            May 31, 2007         May 30, 2006
                                            ------------         ------------
     Deferred tax assets:
     Net operating tax carryforwards          $     21             $     15
     Other                                           0                    0
                                              --------             --------
     Gross deferred tax assets                      21                   15
     Valuation allowance                           (21)                 (15)
                                              --------             --------

     Net deferred tax assets                  $      0             $      0
                                              ========             ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On December 7, 2005 the Company issued 500,000.shares of common stock to Travers International, Inc. for cash of $50.00 and for consulting services of $50.00.

On May 9, 2007 the Company issued 8,000,000 shares of common stock to S. Douglas Henderson for cash of $5,000.

On May 9, 2007 the Company issued 30,000 shares of common stock to Eugene Hill for a business plan valued at 18.75.

As of May 31, 2007 and 2006 the Company had 8,530,000 and 500,000 shares of common stock issued and outstanding, respectively.

                               ADS IN MOTION, INC.
                     (Formerly Paradise Yoga Retreats Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                              May 31, 2007 and 2006


NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock:

Common stock, $ 0.0001 par value: 80,000,000 shares authorized; 8,530,000 and 500,000 shares issued and outstanding as of May 31, 2007 and 2006, respectively.

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding as of May 31, 2007 and 2006, respectively.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
       * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465
                        * E-MAIL changgpark@gmail.com *
--------------------------------------------------------------------------------

                         INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Ads In Motion, Inc.

We have reviewed the accompanying balance sheet of Ads In Motion, Inc. (A Development Stage "Company") as of November 30, 2007, and the related statements of operations, changes in stockholders' equity, and cash flows for the three months ended November 30 , 2007; and for the period from April 4, 2001 (inception) through August 31, 2007. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park
------------------------
Chang G. Park, CPA

January 28, 2008
Chula Vista, California


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                         (Unaudited)
                                                                            As of             As of
                                                                         November 30,         May 31,
                                                                             2007              2007
                                                                           -------           -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $ 4,446           $ 3,664
                                                                           -------           -------
TOTAL CURRENT ASSETS                                                         4,446             3,664

NET FIXED ASSETS                                                             1,178             1,314
                                                                           -------           -------

      TOTAL ASSETS                                                         $ 5,624           $ 4,978
                                                                           =======           =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accrued Expense                                                          $   117           $    --
                                                                           -------           -------
TOTAL CURRENT LIABILITIES                                                      117                --

LONG-TERM LIABILITIES
  Loan Payable - (related party)                                             4,000                --
                                                                           -------           -------
Total Long-Term Liabilities                                                  4,000

TOTAL LIABILITIES                                                            4,117                --

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 80,000,000 shares authorized;
   9,530,000 and 8,530,000 shares issued and outstanding, as of
   November 30, 2007 and May 31, 2007, respectively)                           953               853
  Additional paid-in capital                                                 9,166             4,266
  Deficit accumulated during development stage                              (8,612)             (141)
                                                                           -------           -------
TOTAL STOCKHOLDERS' EQUITY                                                   1,507             4,978
                                                                           -------           -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                             $ 5,624           $ 4,978
                                                                           =======           =======


                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                      Statements of Operations (Unaudited)
--------------------------------------------------------------------------------

                                                                                                       April 4, 2001
                                    Six Months       Six Months     Three Months     Three Months       (inception)
                                      Ended            Ended           Ended            Ended             through
                                    November 30,     November 30,    November 30,     November 30,      November 30,
                                       2007             2006            2007             2006              2007
                                    ----------       ----------      ----------       ----------        ----------
REVENUES
  Revenues                          $       --       $       --      $       --       $       --        $       --
                                    ----------       ----------      ----------       ----------        ----------
TOTAL REVENUES                              --               --              --               --                --

OPERATING COSTS
  Depreciation                             136               --              68               --               158
  Administrative expenses                8,218               --           2,230               --             8,337
                                    ----------       ----------      ----------       ----------        ----------
TOTAL OPERATING COSTS                   (8,354)              --          (2,298)              --            (8,495)
                                    ----------       ----------      ----------       ----------        ----------
OTHER INCOME & (EXPENSES)
  Interest expense                        (117)              --             (60)              --              (117)
                                    ----------       ----------      ----------       ----------        ----------
TOTAL OTHER INCOME & (EXPENSES)           (117)                              --              (60)             (117)
                                    ----------       ----------      ----------       ----------        ----------

NET INCOME (LOSS)                   $   (8,471)      $       --      $   (2,358)      $       --        $   (8,612)
                                    ==========       ==========      ==========       ==========        ==========

BASIC EARNINGS PER SHARE            $    (0.00)      $       --      $    (0.00)      $       --
                                    ==========       ==========      ==========       ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING           9,120,164          500,000       9,530,000          500,000
                                    ==========       ==========      ==========       ==========


                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
        Statement of Changes in Stockholders' Equity (Deficit)(Unaudited)
            From April 4, 2001 (inception) through November 30, 2007
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                        Accumulated
                                                              Common      Additional      During
                                               Common         Stock         Paid-in     Development
                                               Stock          Amount        Capital        Stage          Total
                                               -----          ------        -------        -----          -----
BALANCE, APRIL 4, 2001                               --     $       --    $       --    $       --     $       --

Net Loss, May 31, 2001                                                                          --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2001                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Net Loss, May 31, 2002                                                                          --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2002                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Net Loss, May 31, 2003                                                                          --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2003                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Net Loss, May 31, 2004                                                                          --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2004                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Net Loss, May 31, 2005                                                                          --             --
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2005                                --             --            --            --             --
                                             ----------     ----------    ----------    ----------     ----------
Stock issued for cash and services
on December 7, 2005 @ $.002 per share           500,000             50            50                          100

Net Loss, May 31, 2006                                                                        (100)          (100)
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2006                           500,000             50            50          (100)            --
                                             ----------     ----------    ----------    ----------     ----------
Stock issued for cash on May 9, 2007
 @ $.000625 per share                         8,000,000            800         4,200                        5,000

Stock issued for services on May 9, 2007
 @ $.000625 per share                            30,000              3            16                           19

Net loss, May 31, 2007                                                                         (41)           (41)
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, MAY 31, 2007                         8,530,000            853         4,266          (141)         4,978
                                             ----------     ----------    ----------    ----------     ----------
Stock Issued for cash on August 15,
 2007 @ $.005 per share                       1,000,000            100         4,900                        5,000

Net Loss,  November 30, 2007                                                                (8,471)        (8,471)
                                             ----------     ----------    ----------    ----------     ----------
BALANCE, NOVEMBER 30, 2007                    9,530,000     $      953    $    9,166    $   (8,612)    $    1,507
                                             ==========     ==========    ==========    ==========     ==========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC.
                          (A Development Stage Company)
                       Statements of Cash Flow (Unaudited)
--------------------------------------------------------------------------------

                                                                                                             April 4, 2001
                                                  Six Months     Six Months    Three Months   Three Months    (inception)
                                                    Ended          Ended          Ended          Ended         through
                                                  November 30,   November 30,   November 30,   November 30,   November 30,
                                                     2007           2006          2007            2006           2007
                                                   --------       --------      --------        --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                $ (8,471)      $     --      $ (2,358)       $     --       $ (8,612)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Depreciation                                       136             --            68              --            158
     Common stock issued for services                    --             --            --              --             69

  Changes in operating assets and liabilities:
    Increase (decrease) in accrued expenses             117             --            60              --            117
                                                   --------       --------      --------        --------       --------
          NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES                      (8,218)            --        (2,230)             --         (8,268)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of equipment                               --             --            --              --         (1,336)
                                                   --------       --------      --------        --------       --------
          NET CASH PROVIDED BY (USED IN)
           INVESTING ACTIVITIES                          --             --            --              --         (1,336)

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in  note payable - related party           4,000             --            --              --          4,000
  Issuance of common stock                              100             --            --              --            925
  Additional paid-in capital                          4,900             --            --              --          9,125
                                                   --------       --------      --------        --------       --------
          NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES                       9,000             --            --              --         14,050
                                                   --------       --------      --------        --------       --------

NET INCREASE (DECREASE) IN CASH                         782             --        (2,230)             --          4,446

CASH AT BEGINNING OF PERIOD                           3,664             50         6,676              50             --
                                                   --------       --------      --------        --------       --------
CASH AT END OF PERIOD                              $  4,446       $     50      $  4,446        $     50       $  4,446
                                                   ========       ========      ========        ========       ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION

Cash paid during period for:
  Interest                                         $     --       $     --      $     --        $     --
                                                   ========       ========      ========        ========
  Income Taxes                                     $     --       $     --      $     --        $     --
                                                   ========       ========      ========        ========

                       See Notes to Financial Statements

                               ADS IN MOTION, INC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          NOVEMBER 30, 2007 (Unaudited)


NOTE 1. ORGANIZATION AND DESCRIPTIONS OF BUSINESS

Ads In Motion, Inc, (the Company) was incorporated under the laws of the State of Delaware on April 4, 2001. The Company has developed the concept of an advertising service for businesses within a more-than-one story office building to display promotional advertising on a TV monitor inside the building's elevator. The Company is also developing advertising on a mobile van. The Company changed its name from Paradise Yoga Retreats Inc. to Ads In Motion, Inc. on May 7, 2007.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

NOTE 2. SUMMARY OF SIGNIGICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives, 5 year.

D. REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB 104"). The Company generates revenue from the sale of candles. SAB 104 requires that four basic criteria must be met before revenue can be recognized; (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller's price to the buyer is fixed and determinable; and (4) collect ability is reasonably assured. Amounts billed or received from customers in advance of performance are recorded as deferred revenue.

                               ADS IN MOTION, INC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          NOVEMBER 30, 2007 (Unaudited)


NOTE 2. SUMMARY OF SIGNIGICANT ACCOUNTING POLICIES - CONTINUED

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $8,471 during the period from April 4, 2001 (inception) through November 30, 2007. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                               ADS IN MOTION, INC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          NOVEMBER 30, 2007 (Unaudited)


NOTE 5. PROPERTY AND EQUIPEMENT

Property and equipment consists of the following:

                                                              As of
                                                   --------------------------
                                                   November 30,       May 31,
                                                      2007             2007
                                                    -------          -------
     Equipment                                      $ 1,336          $ 1,336
                                                    -------          -------
        Total Fixed Assets                            1,336            1,336
     Less: Accumulated Depreciation                    (158)              22
                                                    -------          -------

        Net Fixed Assets                            $ 1,178          $ 1,314
                                                    =======          =======

Depreciation expenses for the period ended November 30, 2007 were $136.

NOTE 6. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Loan payable of $4,000 is due to a related party. There is no repayment agreement. This is an interest-bearing note at 6%. Interest expense for the six months ended November 30, 2007 was $117.

NOTE 7. NET OPERATING LOSSES

As of November 30, 2007, the Company had a net operating loss carryforward of approximately $8,471. Net operating loss carryforward, expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On December 7, 2005, the Company issued 500,000 shares of common stock for cash of $50 and consulting services of $50.

                               ADS IN MOTION, INC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          NOVEMBER 30, 2007 (Unaudited)


NOTE 8. STOCK TRANSACTIONS - CONTINUED

On May 9, 2007, the Company issued 8,000,000 shares of common stock for cash of $5,000.

On May 9, 2007, the Company issued 30,000 shares of common stock for services.

On August 27, 2007, the Company issued 1,000,000 shares of common stock for cash of $5,000.

As of November 30, 2007, the Company had 9,530,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock:

Common stock, $0.0001 par value: 80,000,000 shares authorized; 9,530,000 issued and outstanding as of November 30, 2007.

Preferred stock, $0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding as of November 30, 2007.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.

     Securities and Exchange Commission Registration Fee          $   10
     Printing                                                     $2,000
     Legal Fees and Expenses                                      $1,500
     Accounting and Audit Fees                                    $4,000
                                                                  ------
     TOTAL                                                        $7,510
                                                                  ======

Travers International, Inc., has agreed to pay all costs, except for Audit, incurred in connection with the distribution of the shares which are the subject of this Registration Statement.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On December 7, 2005, Ads in Motion (them named Paradise Yoga Retreats, Inc.) sold 500,000 shares of its common stock to Travers International, Inc., for $100.

On May 9, 2007, Ads in Motion sold 8,000,000 shares of common stock to "S" Douglas Henderson for a total of $5,000.

On May 9 2007, the Company issued 30,000 shares of common stock to Eugene Hill for a business plan. The 30,000 shares were valued at $18.75.

On August 31, 2007 the Company sold 1,000,000 shares of its common stock to Edward F. Myers III, the Company's sales manager, for the total amount to $5,000.

The above sales of 9,530,000 common shares were exempt from registration under the Securities Act of 1933 as amended in reliance on Section 4(2) for sales not involving a public offering. In each case, the investor was sophisticated and had a previous business or personal relationship with one or more of the directors of the Company.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of the Registration Statement:


     3.(i)     Certificate of Incorporation*
     3.(ii)    Bylaws*
     5.1       Opinion of Karen Batcher, Esq.**
     23.1      Consent of Karen Batcher, Esq.**
     23.2      Consent of Chang G. Park C.P.A.*
     23.3      Consent of Chang G. Park C.P.A.**
     23.4      Tax Opinion and Consent of Karen Batcher, Esq.**

----------
*    Included by reference to SB-2 filed June 21, 2007.
** Included by reference to Amendment No 4 to Form SB-2 on Form S-1 Filed March 10, 2008.


ITEM 17. UNDERTAKINGS.

ADS IN MOTION, INC. will:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the Seventh day of April 2008.


ADS IN MOTION, INC.


April 7, 2008


By: Edward F. Myers III


/s/ Edward F. Myers III
--------------------------------
EDWARD F. MYERS III
President and Director
Chief Executive Officer

EDWARD F. MYERS III


/s/ Edward F. Myers III
--------------------------------
EDWARD F. MYERS III
Principal Financial Officer
Principal Accounting Officer


"S" DOUGLAS HENDERSON
Director and Secretary


/s/ "S" Douglas Henderson
--------------------------------
"S" DOUGLAS HENDERSON

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